Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Vicente Anido, Jr., Ph.D., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of ISTA Pharmaceuticals, Inc. on Form 10-Q for the quarterly period ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q for the period ended September 30, 2002 fairly presents in all material respects the financial condition and results of operations of ISTA Pharmaceuticals, Inc.

By:	/s/ Vicente Anido, Jr., Ph.D.

Name: Vicente Anido, Jr., Ph.D. Title: President and Chief Executive Officer Date: November 14, 2002

I, David R. Waltz, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of ISTA Pharmaceuticals, Inc. on Form 10-Q for the quarterly period ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q for the period ended September 30, 2002 fairly presents in all material respects the financial condition and results of operations of ISTA Pharmaceuticals, Inc.

By:	/s/ David R. Waltz

Name: David R. Waltz Title: Vice President Finance Date: November 14, 2002